UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 1, 2014, WellCare Health Plans, Inc. (the “Company”) received from the State of Florida’s Agency for Health Care Administration (“AHCA”) executed amendments (collectively, the “Amendments”) to Contracts Nos. FA971 (“Contract FA971”) and FA972 (“Contract FA972” and together with Contract FA971, the “Contracts”), each between AHCA and WellCare of Florida, Inc., a wholly-owned subsidiary of the Company (“WellCare of Florida”). Contract FA971 governs WellCare of Florida’s Medicaid business that it currently operates under the name Staywell Health Plan of Florida and Contract FA972 governs WellCare of Florida’s Medicaid business that it operates under the name HealthEase.
Section 9010 of the Patient Protection and Affordable Care Act imposes an annual fee on health insurance providers beginning in 2014 (the “ACA Insurer Fee”). The Amendments provide that AHCA will reimburse WellCare of Florida that portion of the ACA Insurer Fee attributable to the Contracts. The Amendments also provide that an actuarially sound approach will be developed to calculate the income tax impact of the ACA Insurer Fee. The amount reimbursed to WellCare of Florida will include an adjustment for the state and federal income tax impact of the ACA Insurer Fee attributable to the Contracts. Subject to the approval of the Centers for Medicare & Medicaid Services, reimbursement shall occur after the applicable amount has been determined and shall be made through reprocessing the capitation per member per month fee.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Amendments. The above description is qualified in its entirety by reference to the Amendments, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The Company anticipates recognizing as revenue in the quarter ended March 31, 2014, approximately 75% of its expected quarterly reimbursement for the impact of the ACA Insurer Fee for its Medicaid programs.
The Company continues to believe it will receive signed amendments or other written agreements related to the reimbursement for substantially all of the impact of the ACA Insurer Fee on a grossed-up basis for our 2014 liability related to its Medicaid state programs.  Discussions with the remaining Medicaid state programs are ongoing; therefore, the timing for obtaining signed amendments or other written agreements for these states has not yet been determined.
The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Statements
This Item 7.01 contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the reimbursement of the ACA

Insurer Fee by state Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to negotiate with its state Medicaid customers regarding reimbursement of the ACA Insurer Fee.
Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission (the SEC), included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2013, and other subsequent filings with the SEC, which contain discussions of the Company’s business and the various factors that may affect it. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 8 to Contract FA971 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a Staywell Health Plan of Florida
10.2	Amendment No. 6 to Contract FA972 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a HealthEase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 8 to Contract FA971 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a Staywell Health Plan of Florida
10.2	Amendment No. 6 to Contract FA972 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a HealthEase